EXHIBIT 10.31

Amendment to Employment Agreement

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into effective as of January 31, 2024 (the “Amendment Effective Date”), by and between Nutex Health Inc., a Delaware corporation (the “Company”), and Michael Chang (the “Employee” and, together with the Company, the “Parties”).

Whereas, the Company and Executive entered into that certain Employment Agreement (the “Agreement”) dated as of September 9, 2022, and

Whereas, the Parties desire to amend Section 2 of the Agreement in the manner reflected herein, and

Whereas, the Board of Directors of the Company has approved the amendment of the Agreement in the manner reflected herein,

Now Therefore, in consideration of the premises and mutual covenants and conditions herein, the Parties, intending to be legally bound, hereby agree as follows, effective as of the Amendment Effective Date:

1. Term. Section 2 of the Agreement is hereby deleted and replaced in its entirety with the following (with all capitalized terms having the meaning originally ascribed thereto in the Agreement):

“2.Term. Employee will commence his employment as CMO of the Company under the terms of this Agreement starting on April 1, 2022 (the "Commencement Date"). The term of this Agreement shall be for a two (2) year period commencing on the Effective Date (the "Initial

Term"). The term of this Agreement shall automatically renew for an additional one (1) year

(each, a "Renewal Term") following the Initial Term and any Renewal Term unless either Party provides written notice to the other Party at least sixty (60) days before the end of the Initial Term or any Renewal Term, as applicable, that it does not desire to renew this Agreement, in which case this Agreement shall expire at the end of the Initial Term or any Renewal Term, as applicable. The

Initial Term and any Renewal Term are referred to herein collectively as the "Term".”

2. Counterparts. This Amendment may be executed in one or more facsimile, electronic or original counterparts, each of which shall be deemed an original and both of which together shall constitute the same instrument.

3. Ratification. All terms and provisions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. From and after the date of this Amendment, all references to the term “Agreement” in this Amendment or the original Agreement shall include the terms contained in this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to Employment Agreement effective as of the Amendment Effective Date.

NUTEX HEALTH INC.

By:	/s/ Jon Bates
Name: Jon Bates
Title: Chief Financial Officer

/s/ Michael Chang
Name: Michael Chang